UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2005

STEWART ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

LOUISIANA (State or other jurisdiction of incorporation)	1-15449 (Commission File Number)	72-0693290 (I.R.S. Employer Identification No.)

1333 South Clearview Parkway
Jefferson, Louisiana 70121
(Address of principal executive offices) (Zip Code)

(504) 729-1400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On February 11, 2005, Stewart Enterprises, Inc. (the “Company”) completed the private offering of $200 million aggregate principal amount of its 6 1/4% Senior Notes due 2013 (the “6 1/4% Notes”) pursuant to the terms of a purchase agreement, dated February 2, 2005, by and among the Company, certain of the Company’s subsidiaries (the “Guarantors”), and Banc of America Securities LLC, Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Calyon Securities (USA) Inc. and SunTrust Capital Markets, Inc. (the “Initial Purchasers”).

     The 6 1/4% Notes are governed by the terms of an indenture (the “Indenture”), dated as of February 11, 2005, by and among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The Company will pay interest on the 6 1/4% Notes on February 15 and August 15 of each year, beginning on August 15, 2005. The 6 1/4% Notes will mature on February 15, 2013.

     Prior to February 15, 2009, the 6 1/4% Notes are not redeemable. Beginning on February 15, 2009, the Company may redeem the 6 1/4% Notes in whole or in part at any time at the redemption prices set forth in the Indenture, plus any accrued and unpaid interest. In addition, upon a change of control of the Company, holders of the 6 1/4% Notes will have the right to require the Company to repurchase all or any part of their 6 1/4% Notes for cash at a price equal to 101% of the aggregate principal amount of the 6 1/4% Notes repurchased, plus any accrued and unpaid interest.

     The 6 1/4% Notes are guaranteed, jointly and severally, by the Guarantors, and are the Company’s, and the guarantees of the 6 1/4% Notes are the Guarantors’, general unsecured and unsubordinated obligations, and rank equally in right of payment with all of the Company’s, in the case of the 6 1/4% Notes, and the Guarantors’, in the case of their guarantees of the 6 1/4% Notes, existing and future unsubordinated indebtedness and senior to any existing and future subordinated indebtedness. In addition, the 6 1/4% Notes effectively rank junior to any of the Company’s, and the guarantees of the 6 1/4% Notes effectively rank junior to the Guarantors’, existing and future secured indebtedness, including obligations under the Company’s senior secured credit facility, to the extent of the assets securing such indebtedness.

     The Indenture contains affirmative and negative covenants that, among other things, limit the Company and the Guarantors’ ability to engage in sale and leaseback transactions, effect a consolidation or merger or sale, transfer, lease, or other disposition of all or substantially all assets, and create liens on assets. The Indenture also contains customary events of default. Upon the occurrence of certain events of default, the Trustee or the holders of the 6 1/4% Notes may declare all outstanding 6 1/4% Notes to be due and payable immediately.

     The 6 1/4% Notes are being offered by the Initial Purchasers only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, and outside the United States in compliance with Regulation S under the Securities Act of 1933. The 6 1/4% Notes have not been registered under the Securities Act of 1933 or the securities laws of any other jurisdiction. Unless they are registered, the 6 1/4% Notes may be offered and sold only in transactions that are exempt from registration under the Securities Act of 1933 and the applicable securities laws of other jurisdictions.

     In connection with the issuance of the 6 1/4% Notes, the Company, the Guarantors and the Initial Purchasers entered into a registration rights agreement, dated as of February 11, 2005 (the “Registration Rights Agreement”), pursuant to which the Company has agreed to offer to exchange the 6 1/4% Notes for a new issue of substantially identical notes registered under the Securities Act of 1933. In the event the Company breaches its obligations under the Registration Rights Agreement, the Company will be obligated to pay additional interest to holders of the 6 1/4% Notes.

     Also in connection with the issuance of the 6 1/4% Notes, the Company, on February 11, 2005, borrowed $130.0 million in additional term loan debt under the accordion feature of its senior secured credit facility. The additional borrowings have a term of seven years and bear interest at a rate equal to LIBOR plus 175.0 basis points.

     The Company’s senior secured credit facility contains affirmative and negative covenants that, among other things, impose limitations on liens, mergers, consolidations and asset sales, the incurrence of debt, and the payment of dividends. The senior secured credit facility also contains mandatory and optional prepayment provisions, financial covenants and customary events of default. If an event of default occurs, the lenders under the senior secured credit facility are entitled, among other rights, to declare the additional term loan borrowings and other amounts outstanding under the facility to be due and payable immediately. For further information regarding the Company’s senior secured credit facility, see the section of the Company’s Annual Report on Form 10-K for its fiscal year ended October 31, 2004 entitled “Liquidity and Capital Resources – Contractual Obligations and Commercial Commitments” and Note 18 of the Notes to Consolidated Financial Statements included therein, which are incorporated by reference herein.

     The issuance of the 6 1/4% Notes and the additional term loan borrowings under the Company’s senior secured credit facility generated cash proceeds, net of transaction fees and expenses, of approximately $326.5 million. The Company has used the net proceeds, together with approximately $0.6 million of its available cash, to purchase the $298.2 million aggregate principal amount of its outstanding 10 3/4% Senior Subordinated Notes due 2008 (the “10 3/4% Notes”) tendered pursuant to the Company’s ongoing tender offer and consent solicitation for the 10 3/4% Notes (the “Offer”), and to pay related tender premiums, fees and expenses of approximately $25.3 million and accrued interest on the 10 3/4% Notes of $3.6 million.

     A copy of the press release issued by the Company on February 11, 2005 announcing the completion of these refinancing transactions, attached hereto as Exhibit 99.1, is incorporated by reference herein.

     Copies of the Indenture and the Registration Rights Agreement, attached hereto as Exhibits 4.1 and 10.1, respectively, are incorporated by reference herein.

     As previously reported, on February 2, 2005, the Company, in connection with the Offer, entered into a First Supplemental Indenture, dated as of February 2, 2005, by and among the Company, the guarantors of the 10 3/4% Notes and U.S. Bank National Association, as trustee (the “Supplemental Indenture”), supplementing that certain indenture, dated as of June 29, 2001 (the “10 3/4% Notes Indenture”), governing the
10 3/4% Notes.

     The Supplemental Indenture effects certain amendments to the 10 3/4% Notes Indenture proposed in connection with the Offer, which eliminate substantially all of the restrictive covenants and certain events of default contained in the 10 3/4% Notes Indenture. The amendments became operative on February 11, 2005.

     A copy of the Supplemental Indenture, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated February 2, 2005 and filed February 3, 2005, is incorporated herein by reference.

     Banc of America Securities LLC is acting as the exclusive dealer manager and solicitation agent in connection with the Offer. In addition, Bank of America N.A., an affiliate of Banc of America Securities LLC, is the administrative agent and collateral agent, Banc of America Securities LLC is the sole lead arranger and sole book manager, SunTrust Bank, an affiliate of SunTrust Capital Markets, Inc., is the syndication agent and Calyon New York Branch, an affiliate of Calyon Securities (USA) Inc., is the documentation agent under the Company’s senior secured credit facility.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

     (a) See Item 1.01 which is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders

     (a) See Item 1.01 which is incorporated herein by reference.

     (b) See Item 1.01 which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

Exhibit
Number	Description

4.1	Indenture, dated as of February 11, 2005, by and among Stewart Enterprises, Inc., the guarantors thereunder and U.S. Bank National Association, as trustee, with respect to the 6 1/4% Senior Notes due 2013 of Stewart Enterprises, Inc.
10.1	Registration Rights Agreement, dated as of February 11, 2005, by and among Stewart Enterprises, Inc., the guarantors party thereto, and Banc of America Securities LLC, Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Calyon Securities (USA) Inc. and SunTrust Capital Markets, Inc.
99.1	Press release by Stewart Enterprises, Inc. dated February 11, 2005 announcing the completion of the debt refinancing

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEWART ENTERPRISES, INC.
February 11, 2005	/s/ Michael G. Hymel
Michael G. Hymel
Vice President Corporate Controller Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Indenture, dated as of February 11, 2005, by and among Stewart Enterprises, Inc., the guarantors thereunder and U.S. Bank National Association, as trustee, with respect to the 6 1/4% Senior Notes due 2013 of Stewart Enterprises, Inc.
10.1	Registration Rights Agreement, dated as of February 11, 2005, by and among Stewart Enterprises, Inc., the guarantors party thereto, and Banc of America Securities LLC, Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Calyon Securities (USA) Inc. and SunTrust Capital Markets, Inc.
99.1	Press release by Stewart Enterprises, Inc. dated February 11, 2005 announcing the completion of the debt refinancing